Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

JOYOUS SHAREHOLDERS

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NATIONAL BEVERAGE’S STRONG

PERFORMANCE

FORT LAUDERDALE, FL, December 10, 2015 . . . National Beverage Corp. (NASDAQ: FIZZ) today reported the finest six months’ performance in the Company’s history.

“Wonderful, refreshing, great-tasting LaCroix, recognized as ‘INNOCENT’, continues its growth momentum providing exceptional results. Our first two quarters ended October 31, 2015 were the best individually and collectively in our Company’s history,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

(in millions except EPS):

For the First and Second Quarters –

	Sales	Net Income	EBITDA*	EPS	Cash
1st Qtr.	$185.4	$17.1	$29.1	$.37	$66.3
2nd Qtr.	178.7	15.3	26.4	.33	75.8

(in millions except EPS):

Totals Six Months –

	Sales	Net Income	EBITDA*	EPS
6 Mos.	$364.1	$32.4	$55.5	$.70

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National Beverage Corp.

“Responding to a recent inquiry relative to FIZZ activity, I was asked my thoughts about factors contributing to the increase in common stock volume and value.

My response: “Our recent Annual Report and Proxy fully explain the ‘transformation’ process we have undertaken and our performance is a direct reflection of this. Further, our society, including the investment community, is presently a magnet for good news! Good press and positive outcomes are trumpets and angels for public companies. The investment community rewards positive performance that brightens the future’s promise. Additionally, those rewards are heightened when precise fundamentals and reassuring probabilities are present.”

“We wiggled and innovated through a long line to the front. Call it what you want – good fortune, hard work, time, smarts, whatever . . . we absolutely are at the right place at the right time and it is a Joyous experience!” I concluded my remarks.

“Fueling Momentum in every way possible; that’s what we do! The launch of Shasta Sparkling Water, an authentic carbonated soft-drink alternative (SDA) is being presented before year end and a very successful new LaCroix theme is presently being launched as of this writing,” stated Caporella.

“Energy, Capital and Innovation are dynamically aligned as health-conscious consumers hasten their choice to healthy. We have been in a constant expansion mode and the ultimate strategic plan for use of excess working capital is under consideration by our Board of Directors at this time.”

“We are in happy mode and sincerely count our blessings relative to the positive reflection in shareholder value. Team National’s pride is the beam that precisely targets our focus. We wish all humans could rejoice and experience the heartfelt goodness of joy this Holiday Season. Wishing all a very Merry Christmas and a LaLa LaCroix New Year!” concluded Caporella.

P.S. INNOCENT is Healthy . . . and Healthy is – SMART!

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.

Consolidated Results for the Periods Ended

October 31, 2015 and November 1, 2014

				(In thousands, except per share amounts)
				Six Months Ended
				Oct. 31, 2015	Nov. 1, 2014
As of December 9, 2015
Ratio of Market Cap
Revenues			Net Sales	$364,064	$338,212
Weighted by Market Cap
			Net Income	$32,425	$28,321

Beverage Group (1)			Earnings per
High	11.8	x	Common Share
Low	0.4	x	Basic	$.70	$.61
Average	4.0	x	Diluted	$.69	$.60

FIZZ	3.2	x	Average Common
			Shares Outstanding
			Basic	46,407	46,339
			Diluted	46,619	46,536

(1) Ratios are as reported by Yahoo Finance. Beverage group consists of Coca Cola Company, PepsiCo, Dr. Pepper Snapple Group, Cott Corporation, Monster Beverage Corporation and Coca Cola Bottling Co. Consolidated.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Although the Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), management believes that the disclosure of EBITDA, a non-GAAP financial measure, may provide users of this financial information with additional insights into the operating performance of the business. EBITDA (in millions) for the three-month periods ended Aug. 1, 2015 and Oct. 31, 2015, and six-month period ended Oct. 31, 2015 of $29.1, $26.4 and $55.5, respectively, is calculated by adding the following expenses back to Net Income for each of the periods: Depreciation and Amortization of $3.0, $3.0 and $6.1; Net Interest Expense of $.04, $.05 and $.09; and Provision for Income Taxes of $8.9, $8.0 and $16.9.